STOCK PURCHASE AGREEMENT

THIS AGREEMENT, dated June 6, 2008, is made by Fu Qiang and Su Jianping as purchasers (hereinafter referred to collectively as the “Purchasers”), Richard Miller as seller (hereinafter referred to as the “Seller”), and Maui General Store, Inc., a New York corporation (hereinafter referred to as “MGS”).

WHEREAS, the Seller owns 90,000,000 shares of common stock (the “Shares”) of MGS; and

WHEREAS, the Purchasers wish to acquire and the Seller wishes to sell the Shares on the terms and conditions set forth herein; and

WHEREAS, certain actions of MGS are required in connection with the sale of the Shares.

NOW, THEREFORE, it is agreed:

1.

Definitions.  As used herein, the following terms shall have the meanings set forth below:

a.

“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses or corporate existence of MGS or to any individual who is a party to this Agreement.

b.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

c.

“SEC” means the Securities and Exchange Commission of the United States.

2.

Purchase of Shares.  On the Closing Date (defined herein), the Seller shall sell, transfer and assign the Shares to the Purchasers, to be allocated between them as follows:

Fu Qiang

67,500,000

Su Jianping

22,500,000

3.

Purchase Price.  The purchase price (“Purchase Price”) for the Shares is Five Hundred Ninety Three Thousand Four Hundred Six Dollars  ($593,406), to be paid by wire transfer and personal check at the Closing (defined herein) by each of the Purchasers as follows:

Fu Qiang

$445,054.50

Su Jianping

$148,351.50

4.

Delivery of Shares; Closing.  The closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of Hairong Science & Technology

Development Co., Ltd. in New York, NY on June 6, 2008.  Prior to execution of this Agreement, the Seller has delivered to Robert Brantl, Esq., counsel for the Purchasers (the “Escrow Agent”) certificates for the Shares, accompanied by stock powers with medallion-guaranteed signatures, to be held in escrow pending the Closing or the termination of this Agreement.  Prior to the Closing, the Purchasers have delivered to the Escrow Agent $620,000 to be held in escrow pending the Closing or the termination of this Agreement.  At the Closing, the Escrow Agent shall deliver to the Purchasers the certificates for the Shares, together with the executed stock powers, and the Escrow Agent will deliver the Purchase Price to Seller by wire transfer or personal check, at the Seller’s option.  Each of the parties agrees to deliver the documents and instruments that are required hereunder and such additional documents and instruments as may be necessary to carry out the transaction contemplated by this Agreement.

5.

Warranties and Representations of the Seller.  In order to induce the Purchasers to enter into this Agreement and to complete the transaction contemplated hereby, each of MGS and the Seller warrants and represents to the Purchasers that:

a.

Shares.  All of the Shares have been duly authorized and validly issued, are fully paid and non-assessable, and were not issued in violation of any Applicable Law.

b.

Ownership of Shares. The Seller is the sole owner of the Shares, free and clear of all Liens, encumbrances, and restrictions whatsoever.  By the transfer of the Shares to the Purchasers pursuant to this Agreement, each of the Purchasers will acquire good and marketable title to the Shares conveyed to him, free and clear of all Liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the Shares will not have been registered under the Securities Act of 1933, or any applicable state securities laws.

c.

Validity of the Agreement.  This Agreement has been duly executed by the Seller and constitutes his valid and binding obligation, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors’ rights.  The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, any agreement, lease, mortgage, bond, indenture, license or other material document or undertaking, oral or written, to which the Seller is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

d.

Organization and Standing.  MGS is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has full power and authority to carry on its business as now conducted. MGS is qualified to do business as a foreign corporation in every other state in which it operates to the extent required by the laws of such states. The copies of the Certificate of Incorporation and Bylaws of MGS previously delivered to the Purchasers are true and complete as of the date hereof.

e.

Capitalization.  MGS's entire authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share. At the Closing, there will be 140,000,000 shares of MGS Common Stock issued and outstanding, including the Shares to be conveyed by the Seller hereunder.  At the Closing, there will be no other voting or equity securities outstanding, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which MGS is bound, calling for the issuance of any additional shares of common stock or preferred stock or any other voting or equity security.

f.

Corporate Records.  All of MGS's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.

g.

Liabilities.  MGS has no liabilities, other than those listed in Schedule 5g.  MGS will have no liabilities at Closing other than those listed in Schedule 5g.

h.

Significant Agreements.  At the Closing, MGS will not be bound by any contract, agreement, lease, commitment, guarantee or arrangement of any kind.

i.

Taxes.  MGS has filed all income, franchise and other tax returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns except for taxes being contested in good faith.

j.

Pending Actions.  There are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting MGS or against MGS’s current or former Officers or Directors that arose out of their operation of MGS.  MGS is not subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body.

k.

Validity of the Agreement.  All corporate and other proceedings required to be taken by MGS in order to enter into and to carry out this Agreement have been duly and properly taken.  This Agreement has been duly executed by MGS, and constitutes a valid and binding obligation of MGS, enforceable against it in accordance with its terms except to the extent limited by applicable bankruptcy reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors’ rights.  The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, MGS's Certificate of Incorporation or Bylaws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which MGS is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

l.

Trading Status.  MGS’s common stock is listed for quotation on the OTC Bulletin Board, with the symbol “MAUG.” To the knowledge of MGS and Miller, MGS has not been threatened and is not subject to removal of its common stock from the OTC Bulletin Board.

m.

SEC Status.

The common stock of MGS is registered pursuant to Section 12(g) of the Securities and Exchange Act of 1934.  MGS has filed all reports required by the applicable regulations of the SEC.  All of the filings by MGS pursuant to the Securities Exchange Act and Rules promulgated thereunder within the past four years were true, correct and complete in all material respects when filed, were not misleading and did not omit to state any material fact which was necessary to make the statements contained in such public filings not misleading in any material respect.

n.

Compliance with Laws.  MGS’s operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations.  MGS is not in violation of any Applicable Law.

o.

Finders.  The Seller has not employed or utilized any finder in connection with this transaction, and the execution of this Agreement and the carrying out of its purposes will not give any individual or firm a valid legal claim to a finder fee.

6.

Warranties and Representations of the Purchasers.  In order to induce the Seller and MGS to enter into this Agreement and to complete the transaction contemplated hereby, each of the Purchasers, with respect to himself, represents and warrants to Seller and to MGS that:

a.

Shares not Registered. The Purchaser is aware that the Shares have not been registered under the Securities Act of 1933 or any state securities laws.  The Purchaser will not sell or otherwise distribute all or any part of the Shares unless (1) there is an effective registration statement under the Act and applicable state securities laws covering any such transaction involving the Shares, or (2) MGS receives an opinion of legal counsel stating that such transaction is exempt from registration.  The Purchaser acknowledges that the certificates for the Shares purchased hereunder will bear a legend describing such restriction on transferability of the Shares.

b.

No Obligation to Register.  The Purchaser understands that at the present time Rule 144 of the Securities and Exchange Commission may not be available for the resale or distribution of the Shares by the Purchaser.  The Purchaser understands that MGS has no obligation to register the Shares and has not represented to the Purchaser that MGS will register the Shares.

c.

Validity of Agreement.  This Agreement has been duly executed by the Purchaser and constitutes his valid and binding obligation, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors’ rights.  The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, any agreement, lease, mortgage, bond, indenture, license or other material document or undertaking, oral or written, to which the Purchaser is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

7.

Conditions Precedent to Closing.

a.

Conditions Precedent to the Parties’ Obligations. The obligations of the Parties as provided herein shall be subject to each of the following conditions precedent, unless waived in writing by both Seller and Purchasers:

(i)

Consents, Approvals.  The Parties shall have obtained all material consents, including any material consents and waivers by the Parties’ respective lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

(ii)

Agreements between Seller and MGS.  MGS and the Seller shall have entered into an agreement, in form satisfactory to the Purchasers, in which (A) Seller shall have released MGS from all liability to him other than liabilities itemized on Schedule 5G hereto, and (B) MGS shall have transferred to Seller all of its rights in the trade name “Maui General Store,” subject to its right to use same as its corporate name for 180 days after Closing.

b.

Conditions Precedent to Obligations of Purchasers.  The obligations of the Purchasers under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

(i)

Representations and Warranties.  Seller’s and MGS’ representations and warranties contained herein shall be true and correct on the Closing Date, as if such representations and warranties had been made on and as of the Closing Date, and the Seller shall have delivered to the Purchasers a certification as to the accuracy of  the representations regarding MGS on such Date.

(ii)

Performance.  Seller shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by him prior to or at the time of the Closing.

(iii)

Trading Status.  MGS's common stock will be listed for trading on the OTC Bulletin Board, and bid and asked quotations shall be posted as of the Closing Date.

(iv)

Election of Management.  The MGS Directors shall have elected Fu Qiang to the Board of MGS and to serve as the sole officer of MGS, effective as of the Closing, and Richard Miller shall have submitted his resignation from the Board, effective ten days after an information statement in compliance with Rule 14f-1 shall have been mailed to the shareholders of MGS..

(v)

Documents Satisfactory.  All documents and instruments to be delivered pursuant to this Agreement shall be reasonably satisfactory in substance and form to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

c.

Conditions Precedent to Obligations of Seller.  The obligations of the Seller under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

(i)

Representations and Warranties.  The representations and warranties of the Purchasers contained herein shall be true and correct on the Closing Date, as if such representations and warranties had been made on and as of the Closing Date.

(ii)

Performance.  The Purchasers shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing.

(iii)

Satisfaction of Liabilities.  The Purchasers shall have delivered $26,594 to the Escrow Agent with instructions that upon the Closing the Escrow Agent shall use the funds to satisfy the liabilities identified on Schedule 5G.

(iv)

Documents Satisfactory.  All documents and instruments to be delivered pursuant to this Agreement shall be reasonably satisfactory in substance and form to Seller and his counsel, and Seller and his counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

8.

Post Closing Covenants.

a.

Press Release.  Promptly after the Closing, the Purchasers shall cause MGS to issue a press release announcing the change in control of MGS.

b.

Information Statement.  Promptly after the Closing, the Purchasers shall cause MGS to file with the SEC an information statement compliant with SEC Rule 14f-1 and to mail it to the shareholders of record of MGS, notifying the shareholders of the change in control of the Board of Directors effectuated pursuant to this Agreement.

c.

Acquisition of Hairong.  MGS and the Purchasers covenant to Seller that within thirty days after the Closing MGS will acquire control of Heilongjiang Hairong Science & Technology Development Co., Ltd. (formerly known as “Harbin Sunraising Science & Technology Industry Enterprise Co., Ltd.”) in a transaction that will result in the issuance of no more than 360 million shares of MGS common stock.

d.

Limitation on Reverse Stock Split.  MGS and Purchasers covenant to Seller that at no time during the two year period following the Closing will they cause the outstanding common stock of MGS to be reduced to a number less than 20 million shares, whether by reverse stock split, consolidation, reclassification or otherwise.

9.

Registration Rights.  MGS hereby agrees that at any time during the twelve months following the Closing, Seller may cause MGS to file a registration statement with the Securities and Exchange Commission that, when declared effective, will permit Seller to sell to the public any shares of MGS common stock owned by him.  Seller may exercise this right by sending written notice to MGS, specifying the number of shares to be registered.  MGS shall then cause its independent accountant and its securities counsel to quote to Seller the estimated expenses for preparing the registration statement and securing its effectiveness after two sets of SEC comments.  Seller will then deposit with MGS’s securities counsel the amount estimated, to be held in escrow pending the rendering of invoices by said counsel and accountant.  Promptly after said deposit, MGS will undertake to file the registration statement.  Any expenses incurred in connection with the registration statement shall be borne by Seller.

10.

Applicable Law.  This Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

11.

Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given or made as follows:

a.

If sent by an overnight air courier with a national reputation, 2 business days after being sent;

b.

If sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clause (a) above, when transmitted and receipt is confirmed by the fax machine; or

c.

If otherwise actually personally delivered, when delivered.

All notices and other communications under this Agreement shall be sent or delivered as follows:

If to Purchasers (or if to MGS after the Closing), to:

Mr. Fu Qaing

21 West 39th Street, Suite 2A

New York, NY  10018

Facsimile:  212-391-2751

with a copy to (which shall not constitute notice):

Robert Brantl, Esq.

52 Mulligan Lane

Irvington, NY  10533

Facsimile:  (914) 693-1807

If to Seller to:

Richard Miller

P.O. Box 297

Hana, Maui, HI   96713

Facsimile:  808-248-8787

Each Party may change its address by written notice in accordance with this Section.

12.

Covenant of Cooperation. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13.

Entire Agreement.  This Agreement constitutes the entire Agreement between the parties hereto and supersedes any prior understandings, agreements or representations, written or oral, that relate in any way to the subject matter hereof.

14.

Amendment.  Neither this Agreement nor any provision may be amended or modified except by written agreement signed by the parties

15.

Counterparts.  This Agreement may be executed in multiple facsimile counterparts.   Each of the counterparts shall be deemed an original, and together they shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date and year  written on the first page.

SELLER:

/s/ Richard Miller

Richard Miller

PURCHASERS:

/s/ Fu Qiang

Fu Qiang

/s/ Su Jianping

Su Jianping

MAUI GENERAL STORE, INC.

By: /s/ Richard Miller

       Richard Miller, President